As filed with the Securities and Exchange Commission on September 28, 2020.

Registration No. 333-248661

U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________________________________

Amendment No. 1 to

Form F-10
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

___________________________________

Gold Standard Ventures Corp.
(Exact name of Registrant as specified in its charter)

British Columbia, Canada	1040	n/a
(Province or other Jurisdiction of	(Primary Standard Industrial Classification	(I.R.S. Employer Identification Number, if
Incorporation or Organization)	Code Number)	any)

Suite 610, 815 West Hastings Street
Vancouver, British Columbia
Canada V6C 1B4
(604) 669-5702
(Address of Principal Executive Offices)

Gold Standard Ventures (US) Inc.
2320 Last Chance Road
Elko, Nevada 89801
(775) 738-9572
(Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)

___________________________________

With a copy to:

Randal R. Jones
Clint Foss
Dorsey & Whitney LLP
701 Fifth Avenue, Suite 6100
Seattle, WA 98104
(206) 903-8800

___________________________________

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement.

Province of British Columbia, Canada
(Principal jurisdiction regulating this offering)

___________________________________

It is proposed that this filing shall become effective (check appropriate box below):
A.	[ ] upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).
B.	[X] at some future date (check appropriate box below)
	1.	[ ] pursuant to Rule 467(b) on ( ) at ( ) (designate a time not sooner than seven calendar days after filing).
2.	[ ] pursuant to Rule 467(b) on ( ) at ( ) (designate a time seven calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on ( ).
3.	[ X ] pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.
	4.	[ ] after the filing of the next amendment to this Form (if preliminary material is being filed).

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box. [X]

___________________________________

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registration Statement shall become effective as provided in Rule 467 under the Securities Act of 1933 or on such date as the Commission, acting pursuant to Section 8(a) of the Act, may determine.

PART I

INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

Information has been incorporated by reference in this short form base shelf prospectus from documents filed with securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Chief Financial Officer of Gold Standard Ventures Corp. at Suite 610, 815 West Hastings Street, Vancouver, British Columbia, V6C 1B4, telephone (604) 687-2766, and are also available electronically at www.sedar.com.

SHORT FORM BASE SHELF PROSPECTUS

New Issue	September 28, 2020

$400,000,000

Common Shares
Debt Securities
Subscription Receipts
Warrants
Units

Gold Standard Ventures Corp. (“Gold Standard Ventures”, the “Company”, “we” or “us”) may offer and sell from time to time the following securities: (a) common shares in the authorized share structure of the Company (the “Common Shares”); (b) debentures, notes or other evidence of indebtedness of any kind, nature or description and which may be issuable in series (collectively, “Debt Securities”); (c) subscription receipts of the Company exchangeable for Common Shares and/or other securities of the Company (“Subscription Receipts”); (d) warrants exercisable to acquire Common Shares and/or other securities of the Company (“Warrants”); and (e) securities comprised of more than one of Common Shares, Debt Securities, Subscription Receipts and/or Warrants offered together as a unit (“Units” and collectively, the “Securities”), or a combination thereof in one or more series or issuances up to an aggregate total offering price of $400,000,000 during the 25-month period that this short form base shelf prospectus (the “Prospectus”), including any amendments thereto, remains effective. The Securities may be offered separately or together, in amounts, at prices and on terms to be determined based on market conditions at the time of sale and set forth in an accompanying shelf prospectus supplement (a “Prospectus Supplement”).

Gold Standard Ventures is permitted, under a multijurisdictional disclosure system (“MJDS”) adopted by the securities regulatory authorities in Canada and the United States, to prepare this Prospectus in accordance with the disclosure requirements of Canada. Prospective investors in the United States should be aware that such requirements are different from those of the United States. The financial statements incorporated by reference herein have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”) and are subject to Canadian auditing and auditor independence standards, and thus may not be comparable to financial statements of United States companies.

The enforcement by investors of civil liabilities under the United States federal securities laws may be affected adversely by the fact that the Company is incorporated under the laws of British Columbia, Canada, that some of its officers and directors are residents of a foreign country, that some or all of the experts named in this Prospectus are, and the underwriters, dealers or agents named in any Prospectus Supplement may be, residents of a foreign country.

These securities have not been approved or disapproved by the United States Securities and Exchange Commission (the “SEC”) nor any state or Canadian securities commission or regulatory authority nor has the SEC or any state securities commission passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offence.

Prospective investors should be aware that the acquisition of the Securities may have tax consequences in Canada and the United States. Such consequences may not be described fully herein or in any applicable Prospectus Supplement. Prospective investors should read the tax discussion contained in this Prospectus under the heading “Certain Federal Income Tax Considerations” as well as the tax discussion contained in the applicable Prospectus Supplement with respect to a particular offering of Securities.

The specific terms of the Securities with respect to a particular offering will be set out in the applicable Prospectus Supplement. Where required by statute, regulation or policy, and where Securities are offered in currencies other than Canadian dollars, appropriate disclosure of foreign exchange rates applicable to such Securities will be included in the Prospectus Supplement describing such Securities.

All applicable information permitted under applicable laws to be omitted from this Prospectus that has been omitted will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with this Prospectus. Each Prospectus Supplement will be incorporated by reference into this Prospectus for the purposes of securities legislation as of the date of the Prospectus Supplement and only for the purposes of the distribution of the Securities to which the Prospectus Supplement pertains. Prospective investors should read this Prospectus and any applicable Prospectus Supplement carefully before investing in any Securities issued pursuant to this Prospectus.

This Prospectus constitutes a public offering of these Securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such Securities. The Company may offer and sell Securities to, or through, underwriters or dealers and may also offer and sell certain Securities directly to other purchasers or through agents pursuant to exemptions from registration or qualification under applicable securities laws. A Prospectus Supplement relating to each issue of Securities offered pursuant to this Prospectus will set forth the names of any underwriters, dealers or agents involved in the offering and sale of such Securities and will set forth the terms of the offering of such Securities, the method of distribution of such Securities including, to the extent applicable, the proceeds to the Company, if any, and any fees, discounts or any other compensation payable to underwriters, dealers or agents and any other material terms of the plan of distribution.

The sale of Securities may be effected from time to time in one or more transactions at non-fixed prices pursuant to transactions that are deemed to be “at-the-market distributions” as defined in National Instrument 44-102 - Shelf Distributions (“NI 44-102”), including sales made directly on the Toronto Stock Exchange (the “TSX”), the NYSE American LLC (the “NYSE American”) or other existing trading markets for the Securities, and as set forth in a Prospectus Supplement for such purpose. See “Plan of Distribtuion”.

In connection with any offering of Securities, except as otherwise set out in a Prospectus Supplement relating to a particular offering of Securities, the underwriters or dealers may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. However, no underwriter or dealer involved in an “at-the-market distribution”, as defined in NI 44-102, and no person or company acting jointly or in concert with an underwriter or dealer, may, in connection with the distribution, enter into any transaction that is intended to stabilize or maintain the market price of the Securities or securities of the same class as the Securities distributed under this Prospectus, including selling an aggregate number or principal amount of Securities that would result in the underwriter creating an over-allocation position in the Securities.

The outstanding Common Shares are listed and posted for trading on the TSX and the NYSE American under the symbol “GSV”. On September 25, 2020, the last trading day prior to the date of this Prospectus, the closing price of the Common Shares on the TSX was $1.00 and on the NYSE American was US$0.74. Unless otherwise specified in the applicable Prospectus Supplement, Debt Securities, Subscription Receipts, Warrants and Units will not be listed on any securities exchange. Consequently, unless otherwise specified in the applicable Prospectus Supplement, there is no market through which the Debt Securities, Subscription Receipts, Warrants and Units may be sold and purchasers may not be able to resell any such Securities purchased under this Prospectus. This may affect the pricing of the Debt

ii

Securities, Subscription Receipts, Warrants and Units in the secondary market, the transparency and availability of trading prices, the liquidity of such Securities and the extent of issuer regulation.

The Company’s head office and registered office is located at Suite 610, 815 West Hastings Street, Vancouver, British Columbia, V6C 1B4.

Investing in the Securities involves significant risks. Prospective purchasers of the Securities should carefully consider the risk factors described under the heading “Risk Factors” and elsewhere in this Prospectus, in documents incorporated by reference in this Prospectus and in the applicable Prospectus Supplement with respect to a particular offering of Securities.

No underwriter has been involved in the preparation of this Prospectus or performed any review of the contents of this Prospectus.

All dollar amounts in this Prospectus are in Canadian dollars, unless otherwise indicated. See “Currency Presentation and Exchange Rate Information”.

iii

Readers should rely only on the information contained or incorporated by reference in this Prospectus and any applicable Prospectus Supplement. The Company has not authorized anyone to provide readers with different information. The Company is not making an offer to sell or seeking an offer to buy the Securities in any jurisdiction where the offer or sale is not permitted. Readers should not assume that the information contained in this Prospectus and any applicable Prospectus Supplement is accurate as of any date other than the date on the front of such documents, regardless of the time of delivery of this Prospectus and any applicable Prospectus Supplement or of any sale of the Securities. Information contained on the Company’s website should not be deemed to be a part of this Prospectus or incorporated by reference herein and should not be relied upon by prospective investors for the purpose of determining whether to invest in the Securities.

References to “Gold Standard Ventures”, “the Company”, “we” or “us” include direct and indirect subsidiaries of Gold Standard Ventures, where applicable.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING INFORMATION

This Prospectus, including the documents incorporated by reference herein, contain “forward-looking information” within the meaning of applicable Canadian securities laws (referred to herein as “forward-looking information”). Forward-looking information includes statements that use forward-looking terminology such as “may”, “could”, “would”, “should”, “will”, “intend”, “plan”, “expect”, “budget”, “estimate”, “anticipate”, “believe”, “continue”, “potential” or the negative or grammatical variation thereof or other variations thereof or comparable terminology. Such forward-looking information includes, without limitation, statements with respect to mineral reserve and mineral resource estimates; targeting additional mineral resources and expansion of deposits; the Company’s expectations, strategies and plans for the Railroad-Pinion Project (as defined below), including the Company’s current planned exploration, development and permitting activities; the Company advancing the South Railroad Project (as defined below) towards making a potential production decision through a proposed feasibility study; the results of future exploration and drilling and estimated completion dates for certain milestones; successfully adding or upgrading mineral resources; the existence and estimates of mineral resources or mineral reserves and the timing of development thereof; the costs and timing of future exploration and development; the future issuance of Securities and the terms, conditions and amount thereof; the creation and content of any future Prospectus Supplements; the Company’s use of proceeds from the sale of Securities; the plan of distribution during the 25-month period that this Prospectus remains valid; compensation payable to underwriters, dealers or agents in connection with the sale of Securities; capital expenditure programs and the timing and method of financing thereof; the requirement for additional financing in order to maintain the Company’s operations and exploration activities; the timing, receipt and maintenance of approvals, licences and permits from any federal, national, provincial, territorial, municipal or other government, any political subdivision thereof, and any ministry, sub-ministry, agency or sub-agency, court, board, bureau, office, or department, including any government-owned entity, having jurisdiction over the Company or its assets; future financial or operating performance and condition of the Company and its business, operations and properties; the Company’s operations continuing to be classified as an “essential business” in Nevada; the Company’s actions to minimize the risks of COVID-19, and any other statement that may predict, forecast, indicate or imply future plans, intentions, levels of activity, results, performance or achievements.

Forward-looking information is not a guarantee of future performance and is based upon a number of estimates and assumptions of management, in light of management’s experience and perception of trends, current conditions and expected developments, as well as other factors that management believes to be relevant and reasonable in the circumstances, as of the date of this Prospectus including, without limitation, assumptions about: favourable equity and debt capital markets; the ability to raise any necessary capital on reasonable terms to advance the development of the Railroad-Pinion Project and pursue planned exploration; expectations about the ability to acquire resources and/or reserves through acquisition and/or development; future prices of gold and other metal prices; the timing and results of exploration and drilling programs (including metallurgical testing); the accuracy of any mineral reserve and mineral resource estimates; the accuracy of budgeted exploration and development costs and expenditures; the price of other commodities such as fuel; future currency exchange rates and interest rates; operating conditions being favourable, including whereby the Company is able to operate in a safe, efficient and effective manner; political and regulatory stability; the receipt of governmental and third party approvals, licences and permits on favourable terms; obtaining required renewals for existing approvals, licences and permits and obtaining all other required approvals, licences and permits on favourable terms; sustained labour stability; stability in financial and capital goods markets; the absence of any material adverse effects arising as a result of terrorism, sabotage, natural disasters, public health concerns, equipment failures or adverse changes in government legislation or the socio-economic conditions in Nevada and the surrounding area with respect to the Railroad-Pinion Project and operations; and the availability of drilling and other mining equipment, energy and supplies. While the Company considers these assumptions to be reasonable, the assumptions are inherently subject to significant business, social, economic, political, regulatory, competitive and other risks and uncertainties, contingencies and other factors that could cause actual actions, events, conditions, results, performance or achievements to be materially different from those projected in the forward-looking information. Many assumptions are based on factors and events that are not within the control of the Company and there is no assurance they will prove to be correct.

Furthermore, such forward-looking information involves a variety of known and unknown risks, uncertainties and other factors which may cause the actual plans, intentions, activities, results, performance or achievements of the Company to be materially different from any future plans, intentions, activities, results, performance or achievements expressed or implied by such forward-looking information. Such risks include, without limitation: general business, social, economic, political, regulatory and competitive uncertainties; differences in size, grade, continuity, geometry or location of mineralization from that predicted by geological modelling and the subjective and interpretative nature of the geological modelling process; the speculative nature of mineral exploration and development, including the risk of diminishing quantities or grades of mineralization and the inherent riskiness of inferred mineral resources; fluctuations in the spot and forward price of gold; a failure to achieve commercial viability, despite an acceptable gold price, or the presence of cost overruns which render the Railroad-Pinion Project uneconomic; geological, hydrological and climatic events which may adversely affect infrastructure, operations and development plans, and the inability to effectively mitigate or predict with certainty the occurrence of such events; the Company’s limited operating history; the Company’s history of losses and expectation of future losses; uncertainty as to the Company’s ability to continue as a going concern; credit and liquidity risks associated with the Company’s financing activities, including constraints on the Company’s ability to raise and expend funds; delays in the performance of the obligations of the Company’s contractors and consultants, the receipt of governmental and third party approvals, licences and permits in a timely manner or to complete and successfully operate mining and processing components; the Company’s failure to accurately model and budget future capital and operating costs associated with the further development and operation of the Railroad-Pinion Project; adverse fluctuations in the market prices and availability of commodities and equipment affecting the Company’s business and operations; title defects to the Company’s mineral properties; the Company’s management being unable to successfully apply their skills and experience to attract and retain highly skilled personnel; the cyclical nature of the mining industry and increasing prices and competition for resources and personnel during mining cycle peaks; the Company’s failure to comply with laws and regulations or other regulatory requirements; the Company’s failure to comply with existing approvals, licences and permits, and the Company’s inability to renew existing approvals, licences and permits or obtain required new approvals, licences and permits on timelines required to support development plans; the risks related to equipment shortages, road and water access restrictions and inadequate infrastructure; the Company’s failure to comply with environmental regulations, the tendency of such regulations to become more strict over time, and the costs associated with maintaining and monitoring compliance with such regulations; the adverse influence of third party stakeholders including social and environmental non-governmental organizations; risks related to natural disasters, terrorism, civil unrest, public health concerns (including health epidemics or pandemics or outbreaks of communicable diseases such as the coronavirus) and other geopolitical uncertainties; the duration and impact of COVID-19 on the Company’s business plans, objectives and expected operating results; the adverse impact of competitive conditions in the mineral exploration and mining business; the Company’s failure to maintain satisfactory labour relations and the risk of labour disruptions or changes in legislation relating to labour; changes in national and local government legislation, taxation, controls, regulations and other political or economic developments in the jurisdictions in which the Company operates; limits of insurance coverage and uninsurable risk; the adverse effect of currency fluctuations on the Company’s financial performance; difficulties associated with enforcing judgments against directors residing outside of Canada; conflicts of interest; reduction in the price of Common Shares as a result of sales of Common Shares by existing shareholders; the dilutive effect of future acquisitions or financing activities and the failure of future acquisitions to deliver the benefits anticipated; trading and volatility risks associated with equity securities and equity markets in general; the Company’s not paying dividends in the foreseeable future or ever; failure of the Company’s information technology systems or the security measures protecting such systems; the costs associated with legal proceedings should the Company become the subject of litigation or regulatory proceedings; costs associated with complying with public company regulatory reporting requirements; and other risks involved in the exploration, development and mining business generally, including, without limitation, environmental risks and hazards, cave-ins, flooding, rock bursts and other acts of God or natural disasters or unfavourable operating conditions. Although the Company has attempted to identify important factors that could cause actual actions, events, conditions, results, performance or achievements to differ materially from those described in forward-looking information, there may be other factors that cause actions, events, conditions, results, performance or achievements to differ from those anticipated, estimated or intended. See “Risk Factors” for a discussion of certain factors investors should carefully consider before deciding to invest in the Common Shares.

The Company cautions that the foregoing lists of important assumptions and factors are not exhaustive. Other events or circumstances could cause actual results to differ materially from those estimated or projected and expressed in, or implied by, the forward-looking information contained herein. There can be no assurance that forward-looking information will prove to be accurate, as actual results and future events could differ materially from those anticipated in such information. Accordingly, investors should not place undue reliance on forward-looking information.

Forward-looking information contained herein is made as of the date of this Prospectus and the Company disclaims any obligation to update or revise any forward-looking information, whether as a result of new information, future events or results or otherwise, except as and to the extent required by applicable securities laws.

CAUTIONARY NOTE TO UNITED STATES INVESTORS REGARDING PRESENTATION OF MINERAL RESERVE AND MINERAL RESOURCE ESTIMATES

The disclosure in this Prospectus has been prepared in accordance with the requirements of Canadian securities laws, which differ from the requirements of United States securities laws. Disclosure, including scientific or technical information, has been made in accordance with Canadian National Instrument 43-101 Standards of Disclosure for Mineral Projects (“NI 43-101”). NI 43-101 is a rule developed by the Canadian Securities Administrators that establishes standards for all public disclosure an issuer makes of scientific and technical information concerning mineral projects. Canadian standards, including NI 43-101, differ significantly from the SEC’s requirements in Industry Guide 7 (“Industry Guide 7”). In particular, and without limiting the generality of the foregoing, the term “resource” does not equate to the term “reserve”. Under Industry Guide 7, mineralization may not be classified as a “reserve” unless the determination has been made that the mineralization could be economically and legally produced or extracted at the time the reserve determination is made. Industry Guide 7 normally does not permit the inclusion of information concerning “measured mineral resources”, “indicated mineral resources” or “inferred mineral resources” or other descriptions of the amount of mineralization in mineral deposits that do not constitute “reserves” by Industry Guide 7 standards in documents filed with the SEC. United States investors should also understand that “measured mineral resources”, “indicated mineral resources” and “inferred mineral resources” have a great amount of uncertainty as to their existence and as to their economic and legal feasibility. Investors are cautioned not to assume that any part, or all, of the mineral deposits in these categories will ever be converted into mineral reserves. In accordance with Canadian rules, estimates of “inferred mineral resources” cannot form the basis of feasibility or other economic studies. In addition, the definitions of “proven” and “probable mineral reserves” used in NI 43-101 differ from the definitions in Industry Guide 7 under Regulation S-K of the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), and “reserves” under NI 43-101 may not qualify as “reserves” under Industry Guide 7. Disclosure of “contained ounces” is permitted disclosure under Canadian legislation; however, under Industry Guide 7, the SEC normally only permits issuers to report mineralization that does not constitute reserves as in place tonnage and grade without reference to unit measures. In addition, the documents incorporated by reference into this Prospectus include information regarding adjacent or nearby properties on which we have no right to mine. Under Industry Guide 7, the SEC does not normally allow U.S. companies to include such information in their filings with the SEC. Accordingly, information contained in this Prospectus containing descriptions of the Company’s mineral properties may not be comparable to similar information made public by U.S. companies subject to the reporting and disclosure requirements under the United States federal securities laws and the rules and regulations thereunder.

FINANCIAL INFORMATION

Unless otherwise indicated, all financial information included and incorporated by reference in this Prospectus is determined using IFRS, which differs from United States generally accepted accounting principles.

CURRENCY PRESENTATION AND EXCHANGE RATE INFORMATION

The financial statements of the Company incorporated by reference in this Prospectus are reported in Canadian dollars. All dollar amounts referenced, unless otherwise indicated, are expressed in Canadian dollars and are referred to as “$” or “C$”. United States dollars are referred to as “US$”.

The high, low and closing noon spot rates for Canadian dollars in terms of the United States dollar for each of the three most recent years ended December 31 as quoted by the Bank of Canada, were as follows:

	Year ended December 31 (C$)
	2019	(1)	2018	(1)	2017	(1)
High	1.3600		1.3642		1.3743
Low	1.2988		1.2288		1.2128
Closing	1.2988		1.3642		1.2545

(1)	All exchange rates are based upon the daily average exchange rates provided by the Bank of Canada.

On September 25, 2020, the daily average exchange rate provided by the Bank of Canada in terms of the United States dollar was US$1.00 = C$1.3396.

DOCUMENTS INCORPORATED BY REFERENCE

Information has been incorporated by reference in this Prospectus from documents filed with the securities commissions or similar authorities in each of the provinces and territories of Canada and filed with, or furnished to, the

SEC. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Chief Financial Officer of the Company at Suite 610, 815 West Hastings Street, Vancouver, British Columbia, V6C 1B4 and are also available electronically in Canada at www.sedar.com or in the United States through EDGAR at www.sec.gov. The filings of the Company on SEDAR are not incorporated by reference in this Prospectus except as specifically set out herein.

The following documents, filed by the Company with the securities commissions or similar authorities in each of the provinces and territories of Canada, are specifically incorporated by reference into, and form an integral part of, this Prospectus:

(a)	the annual information form of the Company for the year ended December 31, 2019, dated March 27, 2020 (the “Annual Information Form”);

(b)	the audited consolidated financial statements of the Company for the years ended December 31, 2019 and 2018, together with the independent registered public accounting firm’s report thereon and the notes thereto;

(c)	the management’s discussion and analysis of the Company for the year ended December 31, 2019, dated March 30, 2020 (the “Annual MD&A”);

(d)	the unaudited condensed interim financial statements of the Company for the three and six month period ended June 30, 2020, together with the notes thereto (the “Interim Financial Statements”);

(e)	the management’s discussion and analysis of the Company for the six month period ended June 30, 2020;

(f)	the management information circular of the Company dated May 12, 2020, prepared in connection with the annual meeting of shareholders of the Company held on June 24, 2020;

(g)	the material change report dated April 24, 2020 announcing the establishment of an at-the-market equity program to issue up to C$14,875,000 Common Shares;

(h)	the material change report dated July 23, 2020 announcing the entering into of a binding letter of intent between the Company and Orion Mine Finance relating to a series of transactions, totalling approximately US$22.5 million; and

(i)	the material change report dated August 19, 2020 announcing the establishment of an at-the-market equity program to issue up to C$25,000,000 Common Shares.

Any document of the type referred to in section 11.1 of Form 44-101F1 of National Instrument 44-101 – Short Form Prospectus Distributions (“NI 44-101”) filed by the Company with the securities commissions or similar regulatory authorities in the applicable provinces and territories of Canada after the date of this Prospectus and prior to the date that is 25 months from the date hereof shall be deemed to be incorporated by reference in this Prospectus. To the extent that any document or information incorporated by reference into this Prospectus is included in a report that is filed with or furnished to the SEC pursuant to the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), such document or information shall also be deemed to be incorporated by reference as an exhibit to the Registration Statement (as defined below) (in the case of a report on Form 6-K, if and to the extent expressly provided in such report).

Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded, for purposes of this Prospectus, to the extent that a statement contained herein or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference herein modifies, replaces or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not constitute a part of this Prospectus, except as so modified or superseded.

A Prospectus Supplement containing the specific terms of an offering of Securities will be delivered to purchasers of such Securities together with this Prospectus and will be deemed to be incorporated by reference into this Prospectus as of the date of such Prospectus Supplement, but only for the purposes of the offering of Securities covered by that Prospectus Supplement.

Any “template version” of any “marketing materials” (as such terms are defined in National Instrument 41-101 –General Prospectus Requirements (“NI 41-101”)) pertaining to a distribution of Securities will be filed under the Company’s profile on SEDAR at www.sedar.com. In the event that such marketing materials are filed subsequent to the date of filing of the applicable Prospectus Supplement pertaining to the distribution of the Securities to which such marketing materials relates and prior to the termination of such distribution, such filed versions of the marketing materials will be deemed to be incorporated by reference into this Prospectus for purposes of future offers and sales of Securities hereunder.

Upon a new annual information form and the related annual financial statements being filed by the Company with the applicable securities commissions or similar regulatory authorities during the currency of this Prospectus, the previous annual information form, the previous annual financial statements and all interim financial statements (and related management’s discussion and analysis for such periods), material change reports and management information circulars filed prior to the commencement of the Company’s financial year in which the new annual information form is filed shall be deemed no longer to be incorporated into this Prospectus for purposes of further offers and sales of Securities hereunder. Upon interim consolidated financial statements and the accompanying management’s discussion and analysis being filed by the Company with the applicable securities regulatory authorities during the period that this Prospectus is effective, the previous interim consolidated financial statements and the accompanying management’s discussion and analysis filed shall no longer be deemed to be incorporated into this Prospectus for purposes of future offers and sales of Securities under this Prospectus. In addition, upon a new management information circular for the annual meeting of shareholders being filed by the Company with the applicable securities regulatory authorities during the period that this Prospectus is effective, the previous management information circular filed in respect of the prior annual meeting of shareholders shall no longer be deemed to be incorporated into this Prospectus for purposes of future offers and sales of Securities under this Prospectus.

References to our website in any documents that are incorporated by reference into this Prospectus and any Prospectus Supplement do not incorporate by reference the information on such website into this Prospectus or any Prospectus Supplement, and we disclaim any such incorporation by reference.

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

The following documents have been, or will be, filed with the SEC as part of the Registration Statement (as defined below) of which this Prospectus forms a part: (1) the documents listed under “Documents Incorporated by Reference”; (2) the consent of Davidson & Company LLP; (3) powers of attorney from certain of the Company’s directors and officers; (4) the consents of the “qualified persons” referred to in this Prospectus under “Interests of Experts” and (5) the form of indenture. A copy of the form of warrant indenture, subscription receipt agreement or statement of eligibility of trustee on Form T-1, as applicable, will be filed by post-effective amendment or by incorporation by reference to documents filed or furnished with the SEC under the Exchange Act.

AVAILABLE INFORMATION

The Company is subject to the informational requirements of the Exchange Act and applicable Canadian requirements and, in accordance therewith, files reports and other information with the SEC and with securities regulatory authorities in Canada. Under MJDS, such reports and other information may be prepared in accordance with the disclosure requirements of Canada, which requirements are different from those of the United States. As a foreign private issuer, the Company is exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and the Company’s officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. Reports and other information filed by the Company with, or furnished to, the SEC may be inspected and copied at the public reference facilities maintained by the SEC in the SEC’s public reference room at 100 F Street, N.E., Washington, D.C., 20549 by paying a fee. Prospective investors may call the SEC at 1-800-SE0330 or access its website at www.sec.gov for further information regarding the public reference facilities. The SEC also maintains a website that contains reports and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

The Company has filed with the SEC a registration statement on Form F-10 (the “Registration Statement”) under the U.S. Securities Act with respect to the Securities. This Prospectus, including the documents incorporated by reference herein, which forms a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain parts of which are contained in the exhibits to the Registration Statement as permitted by the rules and regulations of the SEC. For further information with respect to the Company and the Securities, reference is made to the Registration Statement and the exhibits thereto. Statements contained in this Prospectus, including the documents incorporated by reference herein, as to the contents of certain documents are not necessarily complete and, in each instance, reference is made to the copy of the document filed as an exhibit to the Registration Statement. Each such statement is qualified in its entirety by such reference. The Registration Statement can be found on EDGAR at the SEC’s website: www.sec.gov.

THE COMPANY

The Company’s flagship property is the Railroad-Pinion project located along the Piñon mountain range approximately 15 miles (24 kilometers) south-southeast of Carlin, NV, in the Railroad mining district (the “Railroad-Pinion Project” or “Railroad-Pinion”). The Railroad-Pinion Project has two adjacent parts: the North Railroad portion, which includes the POD, Sweet Hollow and North Bullion deposits and the South Railroad portion, which includes the Dark Star deposit (the “Dark Star Deposit”), the Pinion deposit (the “Pinion Deposit”) and the Jasperoid Wash deposit (the “South Railroad Project”). The Railroad-Pinion Project is an intermediate to advanced stage gold exploration project with a favorable structural, geological and stratigraphic setting situated at the southeast end of the Carlin Trend of north-central Nevada, adjacent to and south of Nevada Gold Mines’ Rain Mining District. The Carlin Trend is a northwest alignment of sedimentary rock-hosted gold deposits where more than 40 separate gold deposits have been delineated in domed geological complexes with past production exceeding 80,000,000 ounces of gold. Each dome or “window” is cored by igneous intrusions that uplift and expose Paleozoic rocks and certain stratigraphic contacts that are favorable for the formation of Carlin-style gold deposits. The Railroad-Pinion Project is centered on the fourth and southernmost dome-shaped window on the Carlin Trend. The Company is advancing the South Railroad Project towards making a potential production decision through a proposed feasibility study.

Scientific and technical disclosure for the Railroad-Pinion Project is supported by the technical report with an effective date of February 13, 2020, entitled “South Railroad Project NI 43-101 Technical Report, Updated Preliminary Feasibility Study, Carlin Trend, Nevada, USA”, (the “Updated PFS Technical Report”), prepared by M3 Engineering & Technology Corporation.

COVID-19

In response to the global outbreak of COVID-19, on March 17, 2020, the governor of Nevada ordered the closure of all non-essential businesses in the state of Nevada to help prevent the spread of the virus. On April 1, 2020, the governor of Nevada issued a “stay at home” order, which was updated on April 8, 2020. The order restricted non-essential activities, travel and business operations, subject to certain exceptions for necessary activities through April 30, 2020, which was subsequently extended to May 15, 2020. On April 30, 2020, the governor of Nevada announced Nevada’s “Roadmap to Recovery Plan”, which outlined certain criteria and milestones that had to be met in order to safely restart Nevada’s economy. Phase 1 and Phase 2 of the Nevada reopening plan commenced on May 9, 2020 and May 29, 2020, respectively, allowing certain non-essential businesses to voluntarily reopen under strict restrictions. The Company’s development activities, including infill drilling as well as exploration drilling are considered an “essential business” in Nevada and are permitted to continue, so long as these activities are conducted in a safe manner, in groups of ten or less, and social distancing measures are maintained.

As disclosed in a press release dated March 20, 2020, the Company has taken actions to minimize the risks of COVID-19 for both employees and persons interacting with the Company’s programs and activities. The Company has implemented a formal work from home protocol until such time it is safe to return to its workplaces. On May 18, 2020, the Company’s Elko office resumed normal business, with multiple COVID-19 precautionary measures in place. In addition, the Company continues to work through its proposed drilling program for the 2020 year, in accordance with the work program for the Railroad-Pinion Project recommended in the Updated PFS Technical Report, as further described in Part 6 of the Annual Information Form. Permitting activities are being conducted via contractors, including compliance activities to update the plan of operations amendment currently in progress with the Bureau of Land Management and annual disturbance tracking. These operations will continue even in the event that the governor of Nevada’s order is expanded or extended.

The Company initiated the 2020 development program, including infill drilling, on June 3, 2020, and continues to operate in a safe manner in groups of less than ten with social distancing measures and daily health checks. The Company has taken actions to minimize the risks of COVID-19 for both employees and persons interacting with the Company’s programs and activities with a company policy that mandates social distancing, a safety champion, and frequent office cleaning/wipe down, self-health checks, and work from home protocol if exposure to COVID-19 is suspected or known.

Recent Developments

On August 4, 2020, the Company announced plans for the 2020 Phase 1 development and exploration program on the Railroad-Pinion Project. The program includes an estimated 20,410 m of reverse-circulation and core drilling in 136 holes. The Phase 1 2020 program objectives are:

(a)	convert mineral resources at the Pinion Deposit to Measured and Indicated mineral resource confidence level, which includes completing 85 reverse circulation and core holes (18,395 m), metallurgical characterization, and geotechnical investigation for slope designs. The drill program was 95% complete on August 20, 2020;

(b)	drill test additional near-surface targets at the Dark Star Deposit with the goal of expanding the oxide resource. To date 6 holes (500m) have been completed, with additional drill testing at North Dark Star planned for the start of September. All results are pending;

(c)	advance the on-going feasibility study for the South Railroad Project, with M3 Engineering as the lead;

(d)	file the South Railroad Project plan of operations with BLM, which will officially start the mine permitting process; and

(e)	step out exploration drilling at the LT oxide discovery. To date 7 holes (826 m) have been completed, all results are pending.

In August 2020, the Company established an at-the-market equity program (the “ATM Program”) to sell, from time to time, Common Shares for aggregate gross proceeds of up to $25,000,000. Sales of Common Shares were made through “at-the-market distributions”, as defined in NI 44-102, directly on the NYSE American. In total, the Company issued 15,000,000 Common Shares for aggregate gross proceeds of approximately $15,678,000. The ATM Program terminated on September 7, 2020.

For a further description of the business of the Company, see the sections entitled “General Development of the Business” and “Description of the Business” in the Annual Information Form.

CONSOLIDATED CAPITALIZATION

Other than as described herein, there have been no material changes in the share and loan capital of the Company, on a consolidated basis, since the date of the Interim Financial Statements.

USE OF PROCEEDS

Unless otherwise indicated in a Prospectus Supplement relating to a particular offering of Securities, the Company intends to use the net proceeds from the sale of Securities for general working capital purposes, and for one or more other purposes including, but not limited to, completing corporate acquisitions, to, directly or indirectly, finance future growth opportunities and to repay existing or future indebtedness. At present, the Company does not have any proposed acquisitions and does not intend to use the net proceeds from the sale of Securities to complete any specific acquisitions or to repay any existing or future indebtedness. More detailed information regarding the use of proceeds, and the amount of net proceeds to be used for any such purposes will be set forth in any applicable Prospectus Supplement. The Company may invest net proceeds which it does not immediately use. Such investments may include short-term marketable investment grade securities.

The Company is an exploration stage company and has not generated cash flow from operations. As at December 31, 2019 and during the six months ended June 30, 2020, the Company had negative cash flow from operating activities. The

Company expects to continue to incur negative consolidated operating cash flow and losses until such time as it achieves commercial production at a particular project.

PLAN OF DISTRIBUTION

The Company may, from time to time, during the 25-month period that this Prospectus remains valid, offer for sale and issue Securities. The Company may issue and sell up to an aggregate total offering price of $400,000,000.

The Company may sell the Securities, separately or together, to or through underwriters or dealers, and also may sell Securities to one or more other purchasers directly or through agents. Each Prospectus Supplement will set forth the terms of the offering, including the name or names of any underwriters, dealers or agents and any fees or compensation payable to them in connection with the offering and sale of a particular series or issue of Securities, the public offering price or prices of the Securities and the proceeds to the Company from the sale of the Securities.

The Securities may be sold, from time to time in one or more transactions at a fixed price or prices which may be changed or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices, including in transactions that are deemed to be “at-the-market distributions” as defined in NI 44-102, including sales made directly on the TSX, the NYSE American or other existing trading markets for the Securities. The prices at which the Securities may be offered may vary as between purchasers and during the period of distribution. If, in connection with the offering of Securities at a fixed price or prices, the underwriters have made a bona fide effort to sell all of the Securities at the initial offering price fixed in the applicable Prospectus Supplement, the public offering price may be decreased and thereafter further changed, from time to time, to an amount not greater than the initial public offering price fixed in such Prospectus Supplement, in which case the compensation realized by the underwriters will be decreased by the amount that the aggregate price paid by purchasers for the Securities is less than the gross proceeds paid by the underwriters to the Company.

Underwriters, dealers and agents who participate in the distribution of the Securities may be entitled under agreements to be entered into with the Company to indemnification by the Company against certain liabilities, including liabilities under the U.S. Securities Act and Canadian securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. Such underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, the Company in the ordinary course of business.

In connection with any offering of Securities, other than an “at-the-market distribution”, the underwriters may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. No underwriter or dealer involved in an “at the market distribution”, as defined in NI 44-102, no affiliate of such an underwriter or dealer and no person acting jointly or in concert with such an underwriter or dealer will over allot Securities in connection with such distribution or effect any other transactions that are intended to stabilize or maintain the market price of the Securities.

Unless otherwise specified in the applicable Prospectus Supplement, the Debt Securities, Subscription Receipts, Warrants and Units will not be listed on any securities exchange. Consequently, unless otherwise specified in the applicable Prospectus Supplement, there is no market through which the Debt Securities, Subscription Receipts, Warrants and Units may be sold and purchasers may not be able to resell any such Securities purchased under this Prospectus. This may affect the pricing of the Debt Securities, Subscription Receipts, Warrants and Units in the secondary market, the transparency and availability of trading prices, the liquidity of such Securities and the extent of issuer regulation. No assurances can be given that a market for trading in Securities of any series or issue will develop or as to the liquidity of any such market, whether or not the Securities are listed on a securities exchange.

DESCRIPTION OF SECURITIES

Common Shares

The Company’s authorized share capital consists of an unlimited number of Common Shares without par value, of which 315,163,600 Common Shares are issued and outstanding as at September 28, 2020 (327,912,549 Common Shares on a fully-diluted basis, assuming the exercise and conversion of all outstanding options and restricted share rights).

The holders of Common Shares are entitled to vote at all meetings of shareholders of the Company (with each Common Share having one vote on a ballot), to receive dividends if, as and when declared by the board of directors of the Company (the “Board”) and to participate rateably in any distribution of property or assets upon the liquidation, winding-up or other dissolution of the Company. Distribution in the form of dividends, if any, will be set by the Board.

Provisions as to the modification, amendment or variation of the rights attached to the share capital of the Company are contained in the Company’s articles and the Business Corporations Act (British Columbia). Generally speaking, substantive changes to the share capital require the approval of the Company’s shareholders by special resolution (at least 66 2/3% of the votes cast).

On September 12, 2017, the Company adopted a shareholder rights plan (the “Rights Plan”) for the purpose of preventing, to the extent possible, a creeping takeover bid of the Company to ensure that (i) every shareholder will have an equal opportunity to participate in such a bid, and (ii) all shareholders are treated fairly in connection with such a bid. The Rights Plan provides that one “right” attaches to each outstanding Common Share entitling the holder to purchase, in the prescribed circumstances and subject to exceptions, additional Common Shares in accordance with the terms and conditions of the rights agreement dated September 12, 2017 between the Company and Computershare Trust Company of Canada, as rights agent. The shareholders of the Company approved the renewal and reconfirmation of the Rights Plan at the Company’s annual general and special meeting held on June 24, 2020.

The Common Shares are listed on the TSX and NYSE American, in each case under the symbol “GSV”.

Debt Securities

The Company may issue Debt Securities, separately or together, with Common Shares, Subscription Receipts, Warrants or Units or any combination thereof, as the case may be. The Debt Securities will be issued in one or more series under an indenture (the “Indenture”) to be entered into between the Company and one or more trustees (the “Trustee”) that will be named in a Prospectus Supplement for a series of Debt Securities. To the extent applicable, the Indenture will be subject to and governed by the United States Trust Indenture Act of 1939, as amended. A copy of any such trust indenture will be available on SEDAR at www.sedar.com and will be filed with the SEC as an exhibit to the registration statement. The description of certain provisions of the Indenture in this section do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Indenture. Terms used in this summary that are not otherwise defined herein have the meaning ascribed to them in the Indenture. The particular terms relating to Debt Securities offered by a Prospectus Supplement will be described in the related Prospectus Supplement. This description may include, but may not be limited to, any of the following, if applicable:

  the specific designation of the Debt Securities;

  any limit on the aggregate principal amount of the Debt Securities;

  the date or dates, if any, on which the Debt Securities will mature and the portion (if less than all of the principal amount) of the Debt Securities to be payable upon declaration of acceleration of maturity;

  the rate or rates (whether fixed or variable) at which the Debt Securities will bear interest, if any, the date or dates from which any such interest will accrue and on which any such interest will be payable and the record dates for any interest payable on the Debt Securities that are in registered form;

  the terms and conditions under which we may be obligated to redeem, repay or purchase the Debt Securities pursuant to any sinking fund or analogous provisions or otherwise;

  the terms and conditions upon which we may redeem the Debt Securities, in whole or in part, at our option;

  the covenants applicable to the Debt Securities;

  the terms and conditions for any conversion or exchange of the Debt Securities for any other securities;

  the extent and manner, if any, to which payment on or in respect of the Securities of the series will be senior or will be subordinated to the prior payment of other liabilities and obligations of the Company;

  whether the Securities will be secured or unsecured;

  whether the Debt Securities will be issuable in registered form or bearer form or both, and, if issuable in bearer form, the restrictions as to the offer, sale and delivery of the Debt Securities which are in bearer form and as to exchanges between registered form and bearer form;

  whether the Debt Securities will be issuable in the form of registered global securities (“Global Securities”), and, if so, the identity of the depositary for such registered Global Securities;

  the denominations in which registered Debt Securities will be issuable, if other than denominations of $1,000 integral multiples of $1,000 and the denominations in which bearer Debt Securities will be issuable, if other than $5,000;

  each office or agency where payments on the Debt Securities will be made and each office or agency where the Debt Securities may be presented for registration of transfer or exchange;

  if other than United States dollars, the currency in which the Debt Securities are denominated or the currency in which we will make payments on the Debt Securities;

  material Canadian federal income tax consequences and United States federal income tax consequences of owning the Debt Securities; and

  any other terms, conditions, rights or preferences of the Debt Securities which apply solely to the Debt Securities.

If we denominate the purchase price of any of the Debt Securities in a currency or currencies other than United States dollars or a non-United States dollar unit or units, or if the principal of and any premium and interest on any Debt Securities is payable in a currency or currencies other than United States dollars or a non-United States dollar unit or units, we will provide investors with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of Debt Securities and such non-United States dollar currency or currencies or non-United States dollar unit or units in the applicable Prospectus Supplement.

Each series of Debt Securities may be issued at various times with different maturity dates, may bear interest at different rates and may otherwise vary.

The terms on which a series of Debt Securities may be convertible into or exchangeable for Common Shares or other securities of the Company will be described in the applicable Prospectus Supplement. These terms may include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at the option of the Company, and may include provisions pursuant to which the number of Common Shares or other securities to be received by the holders of such series of Debt Securities would be subject to adjustment.

To the extent any Debt Securities are convertible into Common Shares or other securities of the Company, prior to such conversion the holders of such Debt Securities will not have any of the rights of holders of the securities into which the Debt Securities are convertible, including the right to receive payments of dividends or the right to vote such underlying securities.

If any Debt Securities being offered will be guaranteed by one or more subsidiaries of the Company, (a) the Prospectus Supplement relating to such offering will include the credit supporter disclosure about the guarantors required by section 12.1 of Form 44-101F1 or, if applicable, will disclose that the Company is relying on an exemption in item 13 of Form 44-101F1 from providing such credit supporter disclosure, (b) the Company will file with the Prospectus Supplement relating to such offering any undertaking in respect of credit supporter disclosure required by paragraph 4.2(a)(ix) of NI 44-101, which undertaking may be to provide disclosure in respect of the Company and its subsidiaries similar to the disclosure required under section 12.1 of Form 44-101F1, and (c) the related credit supporter will sign a certificate to the Prospectus Supplement as required by section 5.12 of NI 41-101.

Warrants

The following sets forth certain general terms and provisions of the Warrants. The Prospectus Supplement relating to any Warrants offered will include specific terms and provisions of the Warrants being offered thereby, and the extent to which the general terms and provisions described below may apply to them.

Each series of Warrants may be issued under a separate warrant indenture to be entered into between the Company and one or more trust companies acting as Warrant agent or may be issued as stand-alone certificates. The applicable Prospectus Supplement will include details of the Warrant agreements, if any, governing the Warrants being offered. The Warrant agent, if any, will be expected to act solely as the agent of the Company and will not assume a relationship of agency with any holders of Warrant certificates or beneficial owners of Warrants. A copy of any such warrant indenture will be available on SEDAR at www.sedar.com and will be filed with the SEC as an exhibit to the registration statement. Warrants may be offered separately or together with Common Shares, Debt Securities, Subscription Receipts or Units.

The particular terms and provisions of Warrants offered by this Prospectus will be described in the Prospectus Supplement filed in respect of such Warrants. This description will include some or all of the following:

  the designation of the Warrants;

  the aggregate number of Warrants offered and the offering price;

  the designation, number and terms of the other Securities purchasable upon exercise of the Warrants, and procedures that will result in the adjustment of those numbers;

  the exercise price of the Warrants;

  the dates or periods during which the Warrants are exercisable including any “early termination” provisions;

  the designation, number and terms of any Securities with which the Warrants are issued;

  if the Warrants are issued as a unit with another Security, the date on and after which the Warrants and the other Security will be separately transferable;

  whether such Warrants are to be issued in registered form, “book-entry only” form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof;

  any minimum or maximum amount of Warrants that may be exercised at any one time;

  whether such Warrants will be listed on any securities exchange;

  any terms, procedures and limitations relating to the transferability, exchange or exercise of the Warrants; ·certain material Canadian tax consequences of owning the Warrants; and

  any other material terms and conditions of the Warrants.

Prior to the exercise of their Warrants, holders of Warrants will not have any of the rights of holders of the Securities to be received on the exercise of the Warrants.

Subscription Receipts

The following sets forth certain general terms and provisions of the Subscription Receipts. The Prospectus Supplement relating to any Subscription Receipts offered will include specific terms and provisions of the Subscription Receipts being offered thereby, and the extent to which the general terms and provisions described below may apply to them.

Subscription Receipts will be exchangeable, for no additional consideration, into Common Shares, Debt Securities, Warrants or Units upon the satisfaction of certain conditions. The Subscription Receipts will be issued under one or more subscription receipt agreements, in each case between the Company and a subscription receipt agent determined by the Company. A copy of any such subscription receipt agreement will be available on SEDAR at www.sedar.com and will be filed with the SEC as an exhibit to the registration statement. Subscription Receipts may be offered separately or together with Common Shares, Debt Securities, Warrants or Units.

The particular terms and provisions of Subscription Receipts offered by this Prospectus will be described in the Prospectus Supplement filed in respect of such Subscription Receipts. This description will include some or all of the following:

  the aggregate number of Subscription Receipts offered;

  the price at which the Subscription Receipts will be offered;

  the terms, conditions and procedures for the conversion of the Subscription Receipts into other Securities;

  the dates or periods during which the Subscription Receipts are convertible into other Securities;

  the designation, number and terms of the other Securities that may be exchanged upon conversion of each Subscription Receipt;

  the designation, number and terms of any other Securities with which the Subscription Receipts will be offered, if any, and the number of Subscription Receipts that will be offered with each Security;

  whether such Subscription Receipts are to be issued in registered form, “book-entry only” form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof;

  terms applicable to the gross or net proceeds from the sale of the Subscription Receipts plus any interest earned thereon;

  certain material Canadian tax consequences of owning the Subscription Receipts; and

  any other material terms and conditions of the Subscription Receipts.

Prior to the exchange of their Subscription Receipts, holders of Subscription Receipts will not have any of the rights of holders of the Securities to be received on the exchange of the Subscription Receipts.

Units

The following sets forth certain general terms and provisions of the Units. The Prospectus Supplement relating to any Units offered will include specific terms and provisions of the Units being offered thereby, and the extent to which the general terms and provisions described below may apply to them.

The Company may issue Units comprised of one or more of the other Securities described in this Prospectus in any combination. Each Unit will be issued so that the holder of the Unit is also the holder of each Security included in the Unit. Thus, the holder of a Unit will have the rights and obligations of a holder of each included Security. The Unit agreement, if any, under which a Unit is issued may provide that the Securities comprising the Unit may not be held or transferred separately, at any time or at any time before a specified date.

The particular terms and provisions of Units offered by any Prospectus Supplement, and the extent to which the general terms and provisions described below may apply thereto, will be described in a Prospectus Supplement filed in respect of such Units. This description will include, where applicable:

  the aggregate number of Units offered;

  the price at which the Units will be offered;

  the designation, number and terms of the Securities comprising the Units;

  whether the Units will be issued with any other Securities and, if so, the amount and terms of the Securities;

  terms applicable to the gross or net proceeds from the sale of the Units plus any interest earned thereon;

  the date on and after which the Securities comprising the Units will be separately transferable;

  whether the Securities comprising the Units will be listed on any securities exchange;

  whether such Units or the Securities comprising the Units are to be issued in registered form, “book-entry only” form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof;

  any terms, procedures and limitations relating to the transferability, exchange or exercise of the Units;

  certain material Canadian tax consequences of owning the Units; and

  any other material terms and conditions of the Units.

The Company reserves the right to set forth in a Prospectus Supplement specific terms of the Units that are not within the options and parameters set forth in this Prospectus. In addition, to the extent that any particular terms of the Units described in a Prospectus Supplement differ from any of the terms described in this Prospectus, the description of such terms set forth in this Prospectus shall be deemed to have been superseded by the description of such differing terms set forth in such Prospectus Supplement with respect to such Units.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

The applicable Prospectus Supplement may describe certain Canadian federal income tax consequences to an investor who is a non-resident of Canada or to an investor who is a resident of Canada of acquiring, owning and disposing of any of the Securities offered thereunder. The applicable Prospectus Supplement may also describe certain U.S. federal income tax consequences of the acquisition, ownership and disposition of any of the Securities offered thereunder by an initial investor who is a U.S. person (within the meaning of the U.S. Internal Revenue Code of 1986). Investors should read the tax discussion in any Prospectus Supplement with respect to a particular offering and consult their own tax advisors with respect to their own particular circumstances.

EXEMPTIONS

Pursuant to a decision of the Autorité des marchés financiers dated September 4, 2020, the Company was granted a permanent exemption from the requirement to translate into French this Prospectus as well as the documents incorporated by reference therein and any Prospectus Supplement to be filed in relation to an “at-the-market” distribution. This exemption is granted on the condition that this Prospectus and any Prospectus Supplement (other than in relation to an “at-the-market” distribution) be translated into French if the Company offers Securities to Québec purchasers in connection with an offering other than in relation to an “at-the-market” distribution.

PRIOR SALES

Information in respect of the Common Shares that were issued within the previous twelve-month period, Common Shares that were issued upon the exercise of options and restricted share rights, and in respect of the grant of options and restricted share rights will be provided as required in any applicable Prospectus Supplement.

MARKET FOR SECURITIES

The Common Shares are listed and posted for trading on the TSX in Canada and the NYSE American in the United States under the symbol “GSV”. Trading price and volume of the Common Shares will be provided as required in each Prospectus Supplement to this Prospectus.

RISK FACTORS

An investment in Securities of the Company is subject to certain risks, which should be carefully considered by prospective investors before purchasing such Securities. In addition to the other information set out or incorporated by reference in this Prospectus currently and from time to time, investors should carefully consider the risk factors incorporated by reference in this Prospectus referred to below and the risk factors set forth in any applicable Prospectus Supplement. Any one of such risk factors could materially affect the Company’s business, financial condition and/or future operating results and prospects and could cause actual events to differ materially from those described in forward-looking statements and information relating to the Company. Additional risks and uncertainties not currently identified by the Company or that the Company currently believes not to be material also may materially and adversely affect the Company’s business, financial condition, operations or prospects. Investors should carefully consider the risks described under the heading “Risk Factors” in the Annual Information Form, the risk factors described in the Annual MD&A and the risk factors set forth in any applicable Prospectus Supplement. See “Documents Incorporated by Reference.”

INTERESTS OF EXPERTS

Information of a scientific or technical nature included or incorporated by reference in this Prospectus has been reviewed and approved by Art Ibrado, PhD, PE. and Matthew Sletten, PE., both of M3 Engineering & Technology Corporation, Steven Ristorcelli, CPG., Michael Lindholm, CPG. and Thomas L. Dyer, PE. and Principal Engineer, all of Mine Development Associates Inc., Michael B. Dufresne, M.Sc., P.Geol., P. Geo., Steven J. Nicholls, BA.Sc., MAIG and Warren E. Black, M.Sc., P.Geo., all of APEX Geoscience Ltd., Mark Laffoon, the Company’s Project Director, PE., Donald Harris, the Company’s General Manager, RM-SME., Steven R. Koehler, the Company’s Manager of Projects, BSc. Geology and CPG-10216, Gary Simmons, BSc. Metallurgical Engineering of GL Simmons Consulting LLC and MMSA-01013QP, Carl Defilippi, RM-SME. of Kappes, Cassiday and Associates, Richard DeLong, QP-MMSA., RG., PG. of EM Strategies Inc. and Kenneth L. Myers, PE. of The MINES Group, all of whom are “qualified persons” under NI 43-101. To the best of the Company’s knowledge, after reasonable inquiry, as of the date hereof, the aforementioned individuals and, as applicable, their firms, beneficially own, directly or indirectly, less than 1% of the outstanding Common Shares.

Davidson & Company LLP is the auditor of the Company and has advised the Company that they are independent of the Company within the meaning of the relevant rules and related interpretations prescribed by the relevant professional bodies in Canada and any applicable legislation or regulation.

LEGAL MATTERS

Certain legal matters in connection with the offering will be passed upon on behalf of the Company by Borden Ladner Gervais LLP, as to Canadian legal matters, and Dorsey & Whitney LLP, as to United States legal matters. As of the date hereof, the partners and associates of Borden Ladner Gervais LLP own, directly or indirectly, less than 1% of the Common Shares.

ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES

The Company is a British Columbia company. The majority of the directors and officers of the Company and the experts named under “Interests of Experts” herein are resident outside of the United States and the assets of such persons are located outside of the United States. Consequently, it may be difficult for United States investors to effect service of process within the United States on the Company, its directors or officers or such experts, or to realize in the United States on judgments of courts of the United States predicated on civil liabilities under the U.S. Securities Act. Investors should not assume that Canadian courts would enforce judgments of United States courts obtained in actions against the Company or such persons predicated on the civil liability provisions of the United States federal securities laws or the securities or “blue sky” laws of any state within the United States or would enforce, in original actions, liabilities against the Company or such persons predicated on the United States federal securities or any such state securities or “blue sky” laws. The Company has been advised by its

Canadian counsel that a judgment of a United States court predicated solely upon civil liability under United States federal securities laws would probably be enforceable in Canada if the United States court in which the judgment was obtained has a basis for jurisdiction in the matter that would be recognized by a Canadian court for the same purposes. The Company has also been advised by its Canadian counsel, however, that there is substantial doubt whether an action could be brought in Canada in the first instance on the basis of liability predicated solely upon United States federal securities laws.

The Company filed with the SEC, concurrently with the Registration Statement, an appointment of agent for service of process on Form F-X. Under the Form F-X, the Company appointed Gold Standard Ventures (US) Inc. as its agent for service of process in the United States in connection with any investigation or administrative proceeding conducted by the SEC, and any civil suit or action brought against or involving the Company in a United States court, arising out of or related to or concerning the offering of Securities under this Prospectus.

Jamie D. Strauss, William E. Threlkeld, Ron Clayton, Alex Morrison and Zara Boldt, each a director of the Company, and Dr. Art S. Ibrado, Matthew Sletten, Steven J. Ristorcelli, Michael S. Lindholm, Thomas L. Dyer, Mark Laffoon, Steven J. Nicholls, Carl E. Defilippi, Richard DeLong, Kenneth L. Myers, Donald Harris, Steven R. Koehler and Gary Simmons, each a “qualified person” required to file a consent with this Prospectus, reside outside of Canada. Each of the aforementioned individuals has appointed Borden Ladner Gervais LLP, 1200 Waterfront Center, 200 Burrard Street, Vancouver, British Columbia, V7X 1T2, as his or her agent for service of process in Canada. Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person or company that is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction or resides outside of Canada, even if the person or company has appointed an agent for service of process in Canada.

TRANSFER AGENT AND REGISTRAR

The transfer agent and registrar for the Common Shares is Computershare Trust Company of Canada at its principal office in Vancouver, British Columbia, and Computershare Trust Company N.A. at its principal offices in Jersey City, New Jersey, Louisville, Kentucky and Canton, Massachusetts is the duly appointed U.S. co-transfer agent of the Company.

PART II

INFORMATION NOT REQUIRED TO BE DELIVERED TO
OFFEREES OR PURCHASERS

Indemnification of Directors and Officers.

Business Corporations Act

The Business Corporations Act (British Columbia) (“BCBCA”) provides that a company may:

  indemnify an eligible party against all judgments, penalties or fines awarded or imposed in, or amounts paid in settlement of, an eligible proceeding, to which the eligible party is or may be liable; and

  after the final disposition of an eligible proceeding, pay the “expenses” (which includes costs, charges and expenses (including legal and other fees) but excludes judgments, penalties, fines or amounts paid in settlement of a proceeding) actually and reasonably incurred by an eligible party in respect of that proceeding.

However, after the final disposition of an eligible proceeding, a company must pay expenses actually and reasonably incurred by an eligible party in respect of that proceeding if the eligible party (i) has not been reimbursed for those expenses, and (ii) is wholly successful, on the merits or otherwise, or is substantially successful on the merits, in the outcome of the proceeding. The BCBCA also provides that a company may pay the expenses as they are incurred in advance of the final disposition of an eligible proceeding if the company first receives from the eligible party a written undertaking that, if it is ultimately determined that the payment of expenses is prohibited under the BCBCA, the eligible party will repay the amounts advanced.

For the purpose of the BCBCA, an “eligible party,” in relation to a company, means an individual who:

  is or was a director or officer of the company;

  is or was a director or officer of another corporation

    at a time when the corporation is or was an affiliate of the company, or at the request of the company, or

  at the request of the company, is or was, or holds or held a position equivalent to that of, a director or officer of a partnership, trust, joint venture or other unincorporated entity;

and includes, with some exceptions, the heirs and personal or other legal representatives of that individual. An “associated corporation” means a corporation or entity, other than the company, referred to in the definition of “eligible party” above.

An “eligible proceeding” under the BCBCA is a proceeding in which an eligible party or any of the heirs and personal or other legal representatives of the eligible party, by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the company or an associated corporation (i) is or may be joined as a party, or (ii) is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding. A “proceeding” includes any legal proceeding or investigative action, whether current, threatened, pending or completed.

Notwithstanding the foregoing, the BCBCA prohibits indemnifying an eligible party or paying the expenses of an eligible party if any of the following conditions apply:

  if the indemnity or payment is made under an earlier agreement to indemnify or pay expenses and, at the time that such agreement was made, the company was prohibited from giving the indemnity or paying the expenses by its memorandum or articles;

  if the indemnity or payment is made otherwise than under an earlier agreement to indemnify or pay expenses and, at the time that the indemnity or payment is made, the company is prohibited from giving the indemnity or paying the expenses by its memorandum or articles;

  if, in relation to the subject matter of the eligible proceeding, the eligible party did not act honestly and in good faith with a view to the best interests of the company or the associated corporation, as the case may be; or

  in the case of an eligible proceeding other than a civil proceeding, if the eligible party did not have reasonable grounds for believing that the eligible party’s conduct in respect of which the proceeding was brought was lawful.

Additionally, if an eligible proceeding is brought against an eligible party by or on behalf of the company or by or on behalf of an associated corporation, the company must not (i) indemnify the eligible party in respect of the proceeding; or (ii) pay the expenses of the eligible party in respect of the proceeding.

Whether or not payment of expenses or indemnification has been sought, authorized or declined under the BCBCA, on the application of a company or an eligible party, the Supreme Court of British Columbia may do one or more of the following:

  order a company to indemnify an eligible party against any liability incurred by the eligible party in respect of an eligible proceeding;

  order a company to pay some or all of the expenses incurred by an eligible party in respect of an eligible proceeding;

  order the enforcement of, or any payment under, an agreement of indemnification entered into by a company;

  order a company to pay some or all of the expenses actually and reasonably incurred by any person in obtaining an order; or

  make any other order the court considers appropriate.

The BCBCA provides that a company may purchase and maintain insurance for the benefit of an eligible party or the heirs and personal or other legal representatives of the eligible party against any liability that may be incurred by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the company or an associated corporation.

Articles of the Registrant

The Registrant’s articles provide that the Registrant must (i) indemnify, and (ii) pay the expenses reasonably and actually incurred by, its directors and officers, former directors and officers, and alternate directors and their respective heirs and personal or other legal representatives to the greatest extent permitted by the BCBCA and that each director and officer is deemed to have contracted with the Registrant on the above terms.

The Registrant’s articles further provide that the Company may, subject to any restrictions in the BCBCA, indemnify any other person and that the failure of a director, alternate director or officer of the Company to comply with the BCBCA or the Registrant’s articles does not invalidate any indemnity to which he or she is entitled under the Registrant’s articles.

The Registrant is authorized by its articles to purchase and maintain insurance for the benefit of any eligible person (or his or her heirs or legal personal representatives) including, but not limited to, any current or former directors, alternative directors, officers, employees or agents of the Registrant.

The Registrant maintains directors’ and officers’ liability insurance coverage through policies covering the Registrant and its subsidiaries, which have an annual aggregate policy limit of $40,000,000, subject to a corporate retention (i.e. deductible) of $500,000 per loss for all claims pursuant to securities laws, $100,000 per loss for all claims relating to employment practices and $250,000 per loss for all other claims. This insurance provides coverage for indemnity payments made by the Registrant to its directors and officers as required or permitted by law for losses, including legal costs, incurred by officers and directors in their capacity as such. This policy also provides coverage directly to individual directors and officers if they are not indemnified by the Registrant. The insurance coverage for directors and officers has customary exclusions, including acts determined to be uninsurable under laws, or deliberately fraudulent or criminal or to have resulted in personal profit, advantage or remuneration.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is therefore unenforceable.

Exhibits

Exhibit	Description

4.1	Annual information form for the year ended December 31, 2019 dated March 27, 2020 (incorporated by reference from the Registrant’s Annual Report on Form 40-F filed with the Commission on March 30, 2020)

4.2	Audited consolidated financial statements of the Registrant for the years ended December 31, 2019 together with the notes thereto and the auditors’ report thereon, (incorporated by reference from the Registrant’s Annual Report on Form 40-F filed with the Commission on March 30, 2020)

4.3	Management’s discussion and analysis for the year ended December 31, 2020 (incorporated by reference from the Registrant’s Annual Report on Form 40-F filed with the Commission on March 30, 2020)

4.4	Management information circular of the Registrant dated May 12, 2020 prepared in connection with the Registrant’s annual meeting of shareholders held on June 24, 2020 (incorporated by reference from the Registrant’s Form 6-K furnished to the Commission on May 20, 2020)

4.5	Unaudited interim consolidated financial statements of the Registrant for the six months ended June 30, 2020, together with the notes thereto (incorporated by reference from the Registrant’s Form 6-K furnished to the Commission on August 10, 2020)

4.6	Management’s discussion and analysis for the six months ended June 30, 2020 (incorporated by reference from the Registrant’s Form 6-K furnished to the Commission on August 10, 2020)

4.7	Material change report dated April 24, 2020 (incorporated by reference from the Registrant’s Form 6-K furnished to the Commission on April 27, 2020)

4.8	Material change report dated July 23, 2020 (incorporated by reference from the Registrant’s Form 6-K furnished to the Commission on July 31, 2020)

4.9	Material change report dated August 19, 2020 (incorporated by reference from the Registrant’s Form 6-K furnished to the Commission on August 19, 2020)

5.1	Consent of Davidson & Company LLP

5.2*	Consent of Art Ibrado, PE

5.3*	Consent of Matthew Sletten, PE

5.4*	Consent of Steven Ristorcelli, CPG

5.5*	Consent of Michael Dufresne, M.Sc. P.Geol, P.Geo

5.6*	Consent of Michael Lindholm, CPG

5.7*	Consent of Thomas Dyer, PE

5.8*	Consent of Gary Simmons, QP

5.9*	Consent of Carl Defilippi, PE

5.10*	Consent of Richard DeLong, QP MMSA, RG, PG

5.11*	Consent of Kenneth Myers, PE

5.12*	Consent of Steven Koehler, CPG

5.13*	Consent of Steven Nicholls, BA.Sc.

5.14*	Consent of Warren Black, M.Sc., P.Geo

5.15*	Consent of Mark Laffoon, PE

5.16*	Consent of Donald Harris, RM-SME

6.1*	Powers of Attorney (included on the signature page of this Registration Statement)

7.1*	Form of Indenture

101	Interactive Data File, formatted as Inline XBRL (incorporated by reference from the Registrant’s Annual Report on Form 40-F filed with the Commission on March 30, 2020

* Previously filed

PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1.	Undertaking.

The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to this Form F-10 or to transactions in said securities.

Item 2.	Consent to Service of Process.

(a)	At the time of filing Form F-10, the Registrant shall file with the Commission a written irrevocable consent and power of attorney on Form F-X.

(b)

At the time of filing Form F-10, any non-U.S. person acting as trustee with respect to the registered securities shall file with the Commission a written irrevocable consent and power of attorney on Form F-X.

(c)

Any change to the name or address of the agent for service of the Registrant or the trustee shall be communicated promptly to the Commission by amendment to Form F-X referencing the file number of the relevant registration statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, Canada, on this September 28, 2020.

Gold Standard Ventures Corp.

By:	/s/ Jonathan Awde
	Name:	Jonathan Awde
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Jonathan T. Awde	President, Chief Executive Officer and
Jonathan T. Awde	Director (Principal Executive Officer)	September 28, 2020

/s/ Michael Waldkirch	Chief Financial Officer (Principal Financial Officer	September 28, 2020
Michael Waldkirch	and Principal Accounting Officer)

*
D. Bruce McLeod	Lead Director	September 28, 2020

*
Robert J. McLeod	Director	September 28, 2020

*
Jamie D. Strauss	Director	September 28, 2020

*
William E. Threlkeld	Director	September 28, 2020

*
Alex Morrison	Director and Authorized Representative	September 28, 2020
in the United States

*
Zara Boldt	Director	September 28, 2020

*
Ron Clayton	Director	September 28, 2020

*	By: /s/ Michael Waldkirch
Name: Michael Waldkirch
Title: Attorney-in-fact

EXHIBIT INDEX

Exhibit	Description

4.1	Annual information form for the year ended December 31, 2019 dated March 27, 2020 (incorporated by reference from the Registrant’s Annual Report on Form 40-F filed with the Commission on March 30, 2020)

4.2	Audited consolidated financial statements of the Registrant for the years ended December 31, 2019 together with the notes thereto and the auditors’ report thereon, (incorporated by reference from the Registrant’s Annual Report on Form 40-F filed with the Commission on March 30, 2020)

4.3	Management’s discussion and analysis for the year ended December 31, 2020 (incorporated by reference from the Registrant’s Annual Report on Form 40-F filed with the Commission on March 30, 2020)

4.4	Management information circular of the Registrant dated May 12, 2020 prepared in connection with the Registrant’s annual meeting of shareholders held on June 24, 2020 (incorporated by reference from the Registrant’s Form 6-K furnished to the Commission on May 20, 2020)

4.5	Unaudited interim consolidated financial statements of the Registrant for the six months ended June 30, 2020, together with the notes thereto (incorporated by reference from the Registrant’s Form 6-K furnished to the Commission on August 10, 2020)

4.6	Management’s discussion and analysis for the six months ended June 30, 2020 (incorporated by reference from the Registrant’s Form 6-K furnished to the Commission on August 10, 2020)

4.7	Material change report dated April 24, 2020 (incorporated by reference from the Registrant’s Form 6-K furnished to the Commission on April 27, 2020)

4.8	Material change report dated July 23, 2020 (incorporated by reference from the Registrant’s Form 6-K furnished to the Commission on July 31, 2020)

4.9	Material change report dated August 19, 2020 (incorporated by reference from the Registrant’s Form 6-K furnished to the Commission on August 19, 2020)

5.1	Consent of Davidson & Company LLP

5.2*	Consent of Art Ibrado, PE

5.3*	Consent of Matthew Sletten, PE

5.4*	Consent of Steven Ristorcelli, CPG

5.5*	Consent of Michael Dufresne, M.Sc. P.Geol, P.Geo

5.6*	Consent of Michael Lindholm, CPG

5.7*	Consent of Thomas Dyer, PE

5.8*	Consent of Gary Simmons, QP

5.9*	Consent of Carl Defilippi, PE

5.10*	Consent of Richard DeLong, QP MMSA, RG, PG

5.11*	Consent of Kenneth Myers, PE

5.12*	Consent of Steven Koehler, CPG

5.13*	Consent of Steven Nicholls, BA.Sc.

5.14*	Consent of Warren Black, M.Sc., P.Geo

5.15*	Consent of Mark Laffoon, PE

5.16*	Consent of Donald Harris, RM-SME

6.1*	Powers of Attorney (included on the signature page of this Registration Statement)

7.1*	Form of Indenture

101	Interactive Data File, formatted as Inline XBRL (incorporated by reference from the Registrant’s Annual Report on Form 40-F filed with the Commission on March 30, 2020

* Previously filed